Exhibit 24(d)1
October 20, 2025

Mr. David P. Poroch The Southern Company 30 Ivan Allen Jr. Blvd., NW Atlanta, GA 30308	Ms. Melissa K. Caen Southern Company Services, Inc. 30 Ivan Allen Jr. Blvd., NW Atlanta, GA 30308

Mr. Poroch and Ms. Caen:

Mississippi Power Company (the “Company”) proposes to file or join in the filing of reports under the Securities Exchange Act of 1934, as amended, with the Securities and Exchange Commission with respect to the following: (1) the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and (2) the Company’s Quarterly Reports on Form 10-Q during 2026.

The Company and the undersigned directors and officers of the Company, individually as a director and/or as an officer of the Company, hereby make, constitute and appoint each of you our true and lawful Attorney for each of us and in each of our names, places and steads to sign and cause to be filed with the Securities and Exchange Commission in connection with the foregoing said Annual Report on Form 10-K, said Quarterly Reports on Form 10-Q and any necessary or appropriate amendment or amendments to any such reports, to be accompanied in each case by any necessary or appropriate exhibits or schedules thereto.

Yours very truly,

MISSISSIPPI POWER COMPANY
By	/s/Pedro P. Cherry
Pedro P. Cherry Chairman, President and Chief Executive Officer

/s/Pedro P. Cherry	/s/Kara R. Wilkinson
Pedro P. Cherry	Kara R. Wilkinson
/s/Augustus Leon Collins	/s/Camille Scales Young
Augustus Leon Collins	Camille Scales Young
/s/Thomas M. Duff	/s/Matthew P. Grice
Thomas M. Duff	Matthew P. Grice
/s/Mary S. Graham	/s/Shawn S. Shurden
Mary S. Graham	Shawn S. Shurden
/s/David B. Hall	/s/Pascal B. Gill
David B. Hall	Pascal B. Gill
/s/Mark E. Keenum
Mark E. Keenum

Extract from minutes of meeting of the board of directors of Mississippi Power Company.

- - - - - - - - - -

RESOLVED, That for the purpose of signing the reports under the Securities Exchange Act of 1934, as amended, to be filed with the Securities and Exchange Commission with respect to the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and its 2026 Quarterly Reports on Form 10-Q, and any necessary or appropriate amendment or amendments to any such reports, the Company, the members of its board of directors and its officers are authorized to give their several powers of attorney to David P. Poroch and Melissa K. Caen.

- - - - - - - - - -

The undersigned officer of Mississippi Power Company does hereby certify that the foregoing is a true and correct copy of a resolution duly and regularly adopted at a meeting of the board of directors of Mississippi Power Company, duly held on October 20, 2025, at which a quorum was in attendance and voting throughout, and that said resolution has not since been rescinded but is still in full force and effect.

Dated: February 18, 2026	MISSISSIPPI POWER COMPANY
	By	/s/Melissa K. Caen
Melissa K. Caen Assistant Secretary